Exhibit 2

FOR IMMEDIATE RELEASE	3 June 2011

WPP PLC (“WPP”)

ANNUAL GENERAL MEETING HELD AT FOUR SEASONS HOTEL, SIMMONSCOURT ROAD,

DUBLIN 4, IRELAND

ON: 2 June 2011

STATEMENT OF POLL - THE VOTES CAST WERE AS FOLLOWS: -

RESOLUTION	FOR	%	AGAINST	%
1. Ordinary Resolution to receive and approve the audited accounts	925,453,510	99.14	8,068,204	0.86
2. Ordinary Resolution to approve the remuneration report of the directors	531,392,270	58.24	380,990,555	41.76
3. Ordinary Resolution to approve the corporate responsibility report	925,339,166	99.99	97,891	0.01
4. Special Resolution to amend articles on re-election of directors	933,170,733	99.97	250,564	0.03
5. Ordinary Resolution to elect Ruigang Li as a director	930,100,795	99.64	3,391,007	0.36
6. Ordinary Resolution to elect Solomon Trujillo as a director	929,104,605	99.53	4,387,682	0.47
7. Ordinary Resolution to re-elect Colin Day as a director	888,321,818	95.80	38,948,176	4.20
8. Ordinary Resolution to re-elect Esther Dyson as a director	873,128,386	94.16	54,125,930	5.84
9. Ordinary Resolution to re-elect Orit Gadeish as a director	924,532,251	99.04	8,962,066	0.96
10. Ordinary Resolution to re-elect Philip Lader as a director	881,731,241	95.13	45,173,433	4.87
11. Ordinary Resolution to re-elect Bud Morten as a director	919,689,062	98.89	10,287,225	1.11
12. Ordinary Resolution to re-elect Koichiro Naganuma as a director	728,652,143	78.32	201,721,787	21.68
13. Ordinary Resolution to re-elect Lubna Olayan as a director	915,978,012	98.82	10,921,317	1.18
14. Ordinary Resolution to re-elect John Quelch as a director	919,700,285	98.80	11,197,867	1.20
15. Ordinary Resolution to re-elect Mark Read as a director	925,047,544	99.09	8,486,613	0.91
16. Ordinary Resolution to re-elect Paul Richardson as a director	925,032,201	99.09	8,498,901	0.91
17. Ordinary Resolution to re-elect Jeffrey Rosen as a director	846,576,538	90.74	86,427,574	9.26
18. Ordinary Resolution to re-elect Timothy Shriver as a director	897,633,805	96.16	35,831,787	3.84
19. Ordinary Resolution to re-elect Sir Martin Sorrell as a director	917,020,352	99.07	8,605,699	0.93
20. Ordinary Resolution to re-elect Paul Spencer as a director	920,666,403	99.33	6,169,921	0.67
21. Ordinary Resolution to re-appoint auditors and authorise the directors to determine remuneration	912,792,537	99.13	8,000,221	0.87
22. Ordinary Resolution to allot relevant securities	893,833,066	95.77	39,480,439	4.23
23. Ordinary Resolution to increase fees to Non-Executive directors	909,678,439	99.35	5,967,064	0.65
24. Ordinary Resolution to authorise the Board to offer a scrip dividend	933,139,834	99.97	308,425	0.03
25. Special Resolution to authorise the Company to purchase its own shares	926,971,309	99.30	6,537,148	0.70
26. Special Resolution to authorise the disapplication of pre-emption rights	921,456,993	98.73	11,834,031	1.27